UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2022
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.625% Noncumulative Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, Mario Rizzo, current Executive Vice President and Chief Financial Officer of the Registrant and Allstate Insurance Company (“AIC”), was elected as President, Property-Liability of AIC, effective September 1, 2022. Mr. Rizzo, age 55, has served as the Registrant’s Executive Vice President and Chief Financial Officer since January 2018. Prior to this position, he served as Senior Vice President and Chief Financial Officer, Allstate Personal Lines of AIC from June 2014 to January 2018.

Effective September 1, 2022, Mr. Rizzo will receive an annual base salary of $850,000 in his position as President, Property-Liability of AIC. His annual incentive target was increased to 150% of salary and his target equity incentive opportunity was increased to 325% of salary. Mr. Rizzo will be eligible for an equity grant of $71,027 on October 5, 2022.

On August 18, Jesse E. Merten was elected to succeed Mr. Rizzo as Executive Vice President and Chief Financial Officer of the Registrant and AIC, effective September 1, 2022. Mr. Merten, age 48, has served as President, Financial Products of AIC since May 2020. Previously, Mr. Merten served as Executive Vice President and Chief Risk Officer of AIC from December 2017 to May 2020 and Treasurer of the Registrant from January 2015 to April 2019 and of AIC from February 2015 to May 2019.

Mr. Merten will receive an annual base salary of $765,000 in his position as Executive Vice President and Chief Financial Officer. In addition, Mr. Merten’s annual incentive target was increased to 125% of salary, and his target equity incentive opportunity was increased to 300% of salary. Mr. Merten will be eligible for an equity grant of $191,774 on October 5, 2022.

On August 18, 2022, the Registrant announced that Glenn T. Shapiro, current President, Property-Liability of AIC, will retire on September 30, 2022. Mr. Shapiro will serve as an advisor to the CEO and his successor from September 1, 2022 through September 30, 2022.

In connection with Mr. Shapiro’s retirement, Allstate entered into a voluntary retirement agreement (the “Agreement”) with Mr. Shapiro on August 18, 2022. In accordance with the Agreement, Allstate agreed to make a payment to Mr. Shapiro in the amount of $1,100,000 no later than February 28, 2023, and provide continued vesting of a pro-rated portion of Mr. Shapiro’s 2020 performance stock award. The Agreement includes non-solicitation and non-competition covenants ending February 2024. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10 to this report, which is incorporated herein by reference.

As part of these organizational changes, John E. Dugenske, current President, Investments and Financial Products of AIC was elected President, Investments and Corporate Strategy of AIC, effective September 1, 2022.

A copy of the press release announcing these changes is attached to this report as Exhibit 99 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10	Voluntary Retirement Agreement, dated August 18, 2022, between Glenn T. Shapiro and Allstate Insurance Company
99	Registrant’s press release dated August 18, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

		By:	/s/ Daniel G. Gordon
		Name:	Daniel G. Gordon
		Title:	Vice President, Assistant General
Counsel and Assistant Secretary

Date:	August 18, 2022

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